EXHIBIT 10.55

                                        March 11, 1994




   Reading & Bates Corporation
   901 Threadneedle, Suite 200
   Houston, Texas  77079

   Attention:  Paul B. Loyd, Jr.
               Chairman and Chief Executive Officer

   Re: Proposed Joint Venture Between DeepTech International Inc. and Reading & Bates Corporation

   Dear Mr. Loyd:

        This letter expresses the intent of DeepTech International Inc., a Delaware corporation, or its affiliate nominee ("DeepTech") and Reading & Bates Corporation, a Delaware corporation, or its affiliate nominee ("R&B") (DeepTech and R&B may be referred to individually as a "Party" and collectively as the "Parties") to form a Delaware limited partnership (the "Company") for the purpose of acquiring and operating semi-submersible drilling units. Except as expressly provided herein, this letter is not intended to create a binding contract between DeepTech and R&B, since the terms set forth below are subject to negotiation and completion of formal definitive agreements (the "Definitive Agreements"). Subject to the terms and conditions of the Definitive Agreements, the basic terms of the transaction are as follows:

        1. Formation of the Company. The Company will be formed as a limited partnership under the laws of the State of Delaware. DeepTech and R&B will each own a 50% of the general partnership interests and the limited partnership interests of the Company. The formation of the Company and its subsequent operations will be governed by the Definitive Agreements, which shall include, among others, a limited partnership agreement (the "LPA").

        2. Purpose. The Company will be formed to acquire and operate second or third generation semi-submersible drilling units (the "Units") to be converted for use as floating production systems ("FPSs"). Pending conversion, the Company may operate a Unit as a drilling rig. The Company will seek long term leases (7 year terms or longer) for each of the Units on terms mutually acceptable to the Parties that provide for monthly lease payments equal to the greater of (i) an amount necessary to amortize the cost of the Unit (including the cost of conversion to an FPS) over 7 years plus a 12% rate of return or (ii) a royalty or percentage of gross revenues from the production facilitated by the Unit (the royalty or share of gross revenues will be set to provide an estimated lease payment that is equivalent to (i) above based on 75% of the estimated production capacity of the Unit and current hydrocarbon prices). DeepTech or an affiliate will have the first right to lease the first two Units that are converted into an FPS on the terms and conditions set forth in the preceding sentence. Further, DeepTech, or an affiliate, will have a right of first refusal for the use of each subsequent Unit, as a drilling rig or an FPS, on market terms. DeepTech's right of first refusal with respect to a Unit may be exercised by written notice to the Company as promptly as practicable, but in no event later than 30 days after DeepTech receives written notice from Company of an anticipated commitment being obtained for a Unit.

        3.   Capitalization of the Company.

             (a) DeepTech will contribute to the Company the Unit known as the "Laffit Pincay" (the "Laffit Pincay"). DeepTech will, at its own expense, complete the refurbishment of the Laffit Pincay so that it will substantially comply to the specifications indicated on Attachment "A". In connection with the contribution of the Laffit Pincay, the Company will assume a note payable to DeepTech in the principal amount of $15 million (the "DeepTech Note") that is secured by a first preferred ship mortgage granted or assumed by the Company covering the Laffit Pincay. The DeepTech Note shall provide for amortization over a seven year period with equal payments of principal and interest. The DeepTech Note shall bear interest at the same rate of interest as DeepTech's Senior Secured Notes due 2001. To the extent DeepTech shall expend any funds to convert the Laffit Pincay to an FPS (in addition to the refurbishment described hereinabove) prior to the date it is contributed to the Company, such sums, together with interest at the same rate as DeepTech's Senior Secured Notes due 2001, shall be deemed to be a capital contribution to the Company and the Parties shall make such adjustments as may be necessary to equalize the capital contribution of R&B with respect thereto.

             (b) R&B will contribute to the Company a Unit (the "R&B Unit") that is reasonably acceptable to DeepTech. It is contemplated that the R&B Unit will be equivalent to the Laffit Pincay and will comply with the specifications indicated on Attachment "A". In connection therewith, the Company will assume a note payable to R&B (the "R&B Note") for that amount (if any) necessary to equalize the net capital contributions to the Company by DeepTech and R&B of the Laffit Pincay, subject to the $15 million note, and the R&B Unit, respectively. The R&B Note will be secured by a first preferred ship mortgage granted or assumed by the Company covering the R&B Unit and will otherwise contain the same terms and conditions as the DeepTech Note.

             (c) The contributions provided in (a) and (b) shall be made on the same date. Prior to making the capital contributions required under (a) and (b) above, the Parties will obtain commitments for project financing on market terms mutually acceptable to the Parties to cover the costs of completing the conversion of the Laffit Pincay and R&B Unit to FPSs and for the working capital requirements of the Company.

             (d) To the extent the Company requires capital, including working capital, in addition to that contemplated by (a) through (c) above, DeepTech and R&B will contribute equal amounts of cash to the Company as needed; provided that except as otherwise mutually agreed by the Parties, neither Party shall be required to make aggregate cash capital contributions in excess of $15.0 million.

        4.   Management.

             (a)  R&B  will  manage  the  daily  operations  of  the
        Company by providing (i) administrative, accounting and financial services to the Company and (ii) the crews and technical expertise necessary to operate the FPSs. In return, R&B will receive a management fee in an amount specified in the LPA.

             (b) DeepTech will manage the business development and marketing functions of the Company. The Company will reimburse DeepTech for all reasonable expenses incurred in connection with such activities, including, without limitation, all travel and entertainment expenses, reserve evaluation and other third party costs.

             (c) The major policies and decisions of the Company will be decided by a management committee (the "Management Committee"). DeepTech and R&B will each appoint 50% of the members of the Management Committee in the manner prescribed in the LPA. Matters constituting major policies and decisions of the Company (including, without limitation, the acquisition of additional Units after the Laffit Pincay and the R&B Unit) will be identified in the LPA and will require the affirmative vote of a majority of the members of the Management Committee and/or the approval of the Parties.

        5. Allocations and Distributions. All allocations of income, loss, and deductions of the Company shall be made in proportion to the respective percentage ownership interests of the Parties. Available cash flow of the Company will be distributed to the Parties periodically as determined by the Management Committee in accordance with the Parties' respective percentage ownership interests.

        6. Buy-Sell Arrangement. The LPA will provide for a buy-sell arrangement whereby a Party ("Offeror") may offer to buy all of the other Party's ("Offeree") interest in the Company either: (a) in the event the Company has not been able to consummate an offering of equity securities constituting a 20% or more equity ownership in the Company within 4 years following the date of the Definitive Agreements; or (b) in the event the Management Committee becomes deadlocked with respect to any material issue for a period of 90 days (provided that the failure to approve the acquisition of a new Unit (in addition to the two Units referred to in Section 3(a) and 3(b) shall not be deemed to be a deadlock). Such offer shall be made by an irrevocable written offer (the "Offer") to buy the Offeree's entire interest in the Company, stating the cash purchase price and detailed terms of the proposed purchase. The Offeree shall then be obligated either to (i) sell its interest in the Company to the Offeror in accordance with the terms of the Offer or (ii) buy the Offeror's entire interest in the Company on the same terms as those described in the Offer. The Offeree shall give written notice of such election to the Offeror within a given period of time (as specified in the LPA) after receipt of the Offer. Failure to give such notice shall be conclusively deemed to be an election under clause (i) above. This buy-sell arrangement will terminate if and when the Company consummates an offering of equity securities constituting a 20% or more equity ownership in the Company to a person or persons other than the Parties. Neither Party may sell its equity interest in the Company to a third party without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

        7. AMI. Neither of the Parties will engage, either directly or indirectly, in any transaction to provide a semi-submersible drilling unit converted into an FPS in the area of mutual interest of the U.S. Gulf of Mexico without first offering such opportunity to the Company. The Parties acknowledge that three rigs currently controlled by R&B, the "Jack Bates", "Henry Goodrich" and the "Sonat Arcade Frontier" are candidates for conversion to an FPS. In the event R&B desires to offer such rigs for lease or sale as an FPS, R&B will first offer any such rig to the Company and, if the Company shall decline, thereafter to DeepTech, on the same terms and conditions for sale or lease as are offered to a third party. Except as provided in this Section 7, each Party and its affiliates will be permitted to engage in any business activity, including any activity that is competitive with the Company, without offering any such opportunity to the Company or accounting therefor to the Company or the other Party.

        8. Expenses. DeepTech and R&B agree that they will each bear and pay all costs and expenses incurred by them respecting the negotiation and consummation of the Definitive Agreements, including, without limitation, fees and expenses of their respective counsel and accountants.

        9. Public Disclosure. Subject to applicable law (including state and federal securities laws) and stock exchange requirements, neither Party shall issue any press release or make other public statement or disclosure concerning any matter contained herein or related hereto without the prior written consent of the other Party, which consent shall not be unreasonably withheld, as to the content and the manner of presentation and publication thereof.

        10. GOVERNING LAW. THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLES THAT MIGHT PERMIT OR REQUIRE THE APPLICATION OF LAWS OF A DIFFERENT JURISDICTION.

        11. Expiration of Agreement. The Parties shall negotiate in good faith and use their best efforts to execute and deliver the Definitive Agreements, including the LPA, as soon as practicable. Notwithstanding the foregoing sentence, if the
   Definitive Agreements (including the LPA) are not executed and delivered by June 30, 1994, either Party may terminate this letter by giving written notice thereof to the other Party; provided, however, that the obligations of the Parties under Sections 8, 9 and 10 shall survive such termination. The Definitive Agreements shall provide that in the event R&B has not acquired a Unit to satisfy the requirements of Section 3(b) or if the Parties are unable to obtain commitments for project financing as set out in Section 3(c) and/or long term leases for the Units as set out in Section 2 on or before one year from the date of execution of the Definitive Agreements, then either Party shall have the right to withdraw from the Company and terminate any obligations under the Definitive Agreements without further liability to either Party.

        12. The Definitive Agreements. This letter is merely an expression of the Parties' present intentions regarding the matters set forth above, and neither constitutes nor should be construed as evidence of any form of offer or binding agreement, except with respect to the matters contained in Sections 8, 9 and 10 which the Parties hereby agree to constitute their respective binding obligations. Except with respect to Sections 8, 9 and 10, the consummation of the transactions proposed herein shall be expressly subject to the preparation, execution and delivery of the Definitive Agreements (including the LPA), the form of which shall, in addition to containing provisions outlined above, include appropriate covenants, representations and warranties, and conditions precedent. Each Party and its counsel shall be satisfied in all respects with the structure on the transactions contemplated hereby and the tax consequences thereof.

        If this letter is acceptable to you, please indicate your approval by signing both this letter and the enclosed counterpart where indicated, and returning one fully executed copy to the undersigned no later than March 14, 1994.

                                         Sincerely,

                                         DeepTech International Inc.


                                         By: /s/Donald V. Weir
                                             Donald V. Weir
                                             Chief Financial Officer

   Agreed and accepted this
   11th day of March, 1994.

   READING & BATES CORPORATION


   By: /s/C. R. Ofner
   Title: Vice President Business Development


                            ATTACHMENT "A"
                       GENERIC RIG SPECIFICATION

                         FPS CANDIDATE VESSEL



   Drilling Unit

     Type

     Aker H-3, Sedco 700, Reineke/Penrod or Pacesetter rated for
     1,500 ft. water depth and capable of drilling to 25,000 ft.

     Dimensions

     Sufficient deck area to accommodate drilling tubulars and riser and provide deck area for approximately 9,000 sq. ft.
     process system (with deck upgrades, if required).

     Country of Registration

     U.S.A., U.K., Norway, Liberian, Panamanian

     Classification

     Classified as Mobile Offshore Drilling Unit by ABS, DnV or
     Lloyds.

     Certification

     USCG, U.K. or NPD. In addition must have USCG Certificate of Inspection, USCG Letter of Compliance or IMO MODU Certificate.

     Variable Deck Load

     2,000 tons (drilling mode)

     Load Capacities - (Approximate)
     Bulk Mud and Cement (100#/Ft3)      15,000 Ft3
     Sack Materials (100#/Ft3)           4,000 Sx
     Liquid Mud (15 PPG)                 1,500 Bbls.
     Pipe Racks (350#/Ft2)               5,250 Ft2
     Riser Storage                       2,400 Ft2
     Potable Water                       1,000 Bbls.
     Drill Water                         6,000 Bbls.
     Warehouse (350#/Ft2)                2,000 Ft2
     Fuel Oil                            14,000 Bbls.

     Vessel Mooring System

         Anchors

         8 - 30,000 lb.

         Chain

         8 - 5,000 Ft. minimum

         Winch

         4 - Double windlass units for handling 3" chain; local and central control for each unit.

         Fairleads

         Column

         8 - Swivel type fairleads for 3" chain

     Indicating System

     Mooring line, dynamic tension system and indicating system, local and remote readout; line speed and footage counter.

     Heliport

         Capacity

         Equipped to handle Sikorsky S-61

         Helicopter Refueling System

         1 - Pump unit;
         1 - Refueling unit with 1-1/2" x 85' hose;
         1 - Storage tank.

     Living Quarters

     Air conditioned and heated quarters for approximately 80 men, offices, mess room, wash rooms, day room, movie room, galley and hospital treatment room

     Vessel Motion and Weather Instrumentation

     Position reference system;
     Weather and environmental data display;
     Vessel motion display;
     IBM compatible 386 or 486 stability computer

     Communications Equipment

     Internal communications system, consisting of:

     1 -  Set sound powered telephones;
     1 -  Set fifty lines automatic telephone system;
     1 -  Set public address system

     Exterior communications, as required by flag state regulations or radio station comprised of:

     1 -  VHF-FM radio telephone;
     1 -  VHF-AM helicopter transceiver;
     1 -  Set USCG emergency lifeboat transceiver;
     6 -  Sets VHF-FM marine walkie-talkies.
     1 -  Cellular telephone/FOSC

     Subsea Television

     SSTV camera with pan and tilt mounted on frame and telescope; Winch unit with approximately 1,800' of armored cable;
     Monitor and remote controls in driller's shack

     Navigation Aids

     As required by regulatory bodies

     Power Plants

     4 -  Diesel engines, each 2,200 HP continuous rating driving
          1,550 KW, 600 volt, 60 cycles, AC generators or equivalent;
     1 - Diesel engine driving 675 KW, 440 V, 60 cycle emergency generator; or equivalent.
     2 -  250 GPH diesel oil purifiers

     Air Compressors

     3 -  Rotary screw compressors, 500 scfm @ 125 psi each;
     2 -  500 scfm refrigerated air dryers;
     1 -  Cold start compressor, diesel and electric driven;
     1 -  Instrumentation air compressor, electric drive.

     Water Distillation Units

     2 -  Distillation units, 18,000 gal/day each.

     Fire Fighting and Safety Equipment

     High pressure CO2 fire extinguishing system with pneumatic remote manual releases for engine room, paint locker and mud pump room; foam system for protection of heliport, JP-5 fueling pump and quick release storage tank; rescue equipment for heliport pad; USCG and DOT approved systems.



     Lifesaving Equipment

     2   -  58 man, 28' covered USCG approved lifeboats with davits and winches;
     4   -  Davit launched type inflatable life rafts, float free, capacity 25 persons each;
     150 -  USCG approved life preservers;
     150 -  USCG approved survival suits.

     Medical Facilities

     Ship's hospital and first aid supplies and equipment.

     Environmental Protection

     2 -  50 GPM capacity oil/water separator;
     1 -  Sewage treatment unit.

     Cranes

     1 -  120' boom, rated 40 tons at 25' radius;
     1 - 100' boom, 70 ton capacity at 25' radius or equivalent, as required for lifting subsea trees.

     Welding Machines

     2 -  Sets welding machines, 400 amp;
     8 - Receptacles installed for welding machines; Gas welding and flame cutting equipment

     Machine Shop

     1 -  Drill press;
     1 -  Power hacksaw;
     1 -  Grinder;
     1 -  Hydraulic press;
     1 -  Pipe threader.


     Drilling Equipment

         Drawworks

         2,000 HP powered by two 1000 hp motors, with auxiliary brake.

         Drill Line

         7,500' x 1-1/2"

         Drill Line Anchor

         1 -   Wireline anchor complete.

         Derrick

         Dynamic derrick or mast, 160' with a 40' x 40' base; API static hook load capacity of 1,000,000 lbs. complete with derrickman's racking platform and stabbing board.

         Motion Compensator

         18' compensation stroke, 400,000 lbs. compensation hook capacity, 1,000,000 lbs locked.

         Top Drive

         Top Drive 500 ton or equal.

         Pipe Handling System

         Lower hydraulic stabbing arm for handling casing, drill collars and pipe.

         Mud Pumps

         Two 1,600 HP triplex mud pumps, each driven by two 800 hp electric motors, each equipped with pulsation dampener, reset relief valve and suction dampener.

         2 -   6 x 8 charging pumps each unitized with 75 HP
         electric motors.

         Rotary Table

         49-1/2" rotary table with independent drive by one 800 hp motor, inertia brake, and two speed transmission.

         Crown Block

         Crown block with eight 60" diameter sheaves grooved for 1-1/2" diameter line.

         Traveling Block

         650 ton capacity, with seven 60" diameter sheaves.

         Traveling Block Guide System

         Block guide tracks and supports

         Weight Indicator

         Driller's weight indicator.

         Hook

         650 ton capacity.

         Swivel

         650 ton capacity, 5,000 psi WP.

         Rotary Hose

         2 - Each 3-1/2" ID x 75' long with 4" NPT connections;
         5,000 psi test.



         Drilling Recorder

         1 - Seven pen drilling recorder to record penetration, weight , pump pressure, torque, rotary RPM and pump strokes; 12 hour.

     Drill String

         Drill Pipe

         15,000 ft., 5" 19.5 lb/ft Grade S, with 6-5/8" OD x 3-1/4"
         ID 18 degrees taper tool joints with internal plastic coating, fine particle hard banding and 4-1/2" IF box and pin connections;

         2,000 ft., 19.5 lb/ft Grade S with 6-5/8" OD x 3-1/4" ID
         8 degrees taper tool joints with internal plastic coating, fine particle hard banding and 4-1/2" IF box and pin connections.

         Drill Pipe Pup

         2 - 5" OD x 15' pup joint with 6-5/8" OD x 3-1/2" ID 18 degrees taper tool joints with 3" wide flush hardbanding and 4-1/2" IF box and pin connections;
         1 - 5" OD x 10' pup joint with 6-5/8" OD x 3-1/2" ID 8 degrees taper tool joints with 3" wide flush hardbanding and 4-1/2" IF box and pin connections;
         2 - 5" OD x 6' pup joint with 6-5/8" OD x 3-1/2" ID 18 degrees taper tool joints with 3" wide flush hardbanding and 4-1/2" IF box and pin connections.

         Drill Collars

         24 - 6-3/8" OD x 2-1/2" ID x 30'-6" long drill collars with 4" IF box and pin connections, slip and elevator recess, no wall stick spiral grooving;
         24 - 8" OD x 3" ID x 30'-6" long drill collars with 6-5/8" API regular Hi-flexed pin and box connections; slip and elevator recess, no wall stick spiral grooving;

         All drill collars handled with 5", 18 taper lift nipples for safety.

         Kelly

         1 -   5-1/4"  hexagon x 54' overall kelly length.

         Subs and Bit Subs

         Crossover subs, bit subs, kelly saver sub as required for drill string.

     Down Hole Tools and Equipment

         Wireline Measuring Unit

         Power driven measuring reel assembly with 25,000' 0.092 measuring line.

         Control Valves

         1 -   5" Hydril drop-in check valve.

         Inside BOP

         1 -   Inside BOP for 5", 4-1/2 IF drill pipe, 10,000 psi.

         Lower Kelly Valves

         2 -   Lower kelly cock for 5-1/4" kelly, 10,000 psi.

         Upper Kelly Valves

         1 -   Upper kelly cock for 5-1/4" kelly, 10,000 psi.

     Fishing Tools

         Overshots

         Sufficient to catch all contractor supplied equipment

         1 - 9-5/8" OD full strength releasing and circulating overshot complete with 15" and 21" OD guides, 42" extension 8" spiral grapples, basket grapples 5" to 6-1/2" catch sizes;

         1 - 8-1/8" OD releasing and circulating overshot complete with 11" OD guides, 42" extension, basket and spiral grapples 5" to 6 -1/2" catch sizes.

     Drill String Handling Tools

     Tongs, slips, elevators, links for 5" drill pipe, 6-3/8", and 8" OD drill collars as follows:

         Tongs

         1 -   Byron Jackson Type DB Drill pipe and casing tongs,
               range 3-1/2" to 17";
         1 -   Set Web Wilson Type AAX casing tongs;

         Slips

         2 -   Long slips with 5" inserts for 5" drill pipe;

         1 - Multi-segment drill collar slip with inserts for range 5-1/2" to 7" drill collars;
         1 -   Multi-segment drill collar slip with inserts for 8"
               OD drill collars.

         Elevators

         1 -   Set BJ 5" 18 degree taper SLBB elevators 500 ton;
         2 -   Sets Type GC 5" center latch elevators 350 ton.

         Safety Clamps

         1 -   Multi-purpose safety clamps for range 6-3/4" to 8"
               OD drill collars;
         1 -   Multi-purpose safety clamps for range 2-1/2" to 4-
               1/2" OD drill collars.


         Links

         1 -   Set 2-3/4" x 168" forged elevator links, 350 ton;
         1 -   Set 3-1/2" x 144" forged elevator links, 500 ton.
          (additional links for top drive as required)

         Air Tuggers

         2 -   K6U air hoists on drill floor (man-riding);
         2 -   K6U air hoists for towing bridal recovery;
         1 -   K6U air hoist for snubbing on catwalk;
         1 -   K6U air hoist in derrick to assist with BHA;
         6 -   Air hoists for guideline tensioner wire storage;
         4 -   Air hoists in moonpool.

     Mud Facilities and Equipment

         Mud Tanks

         4 -   Active and reserve tanks, 1500 bbls;
         1 -   Slugging pit, 100 bbls,;
         5 -   Mud treatment tanks (300 bbls.);
         Trip tank, 25 bbls.

         Mud Mixing Pumps

         2 - 6 x 8 centrifugal pumps powered by 75 HP electric motor.

         Shale Shaker

         3 - Linear motion shakers with upper scalping basket or equal.

         Combination Mud Cleaner/Desilter

         1 -   Mud cleaner.

         Degasser

         1 -   Drilling mud degasser.

         Mud Agitators

         4 - Low profile mud mixer with 20 HP, 1,800 RPM electric motor;
         1 - Low profile mud mixer with 2 HP, 1,800 RPM electric motor.

         Pit Level Indicator

         1 -   Mud pit volume totalizer for four pits, with
               gain/loss indicator and alarm;
         1 -   Trip Tank volume system;
         1 -   Mud flow indicator and recorder with alarm assembly.

         Mud Saver

         Mud saver complete with 5" and 3-1/2" rubbers.

     Blowout Preventers, Subsea Equipment and Control Equipment

         Diverter System

         To meet API and MMS requirements.

         - Nominal 24," 49-1/2" rotary table, flowline spacer spool with two pressure energized seals, Type DR-1 support ball (30 degrees included angle) with adapter flanges capable of containing 100 psi pressure; diverter lines will be 12" with hydraulic operated valves to divert well returns to lines that extend to the port and starboard side;

         - The diverter is controlled by hydraulic diverter control manifold to supply hydraulic pressure to bag , insert latch and riser support latch, all being controlled by the master or remote control panels;

         BOP Stack

         To meet API and MMS requirements.

         - 18-3/4" 10,000 psi WP blowout preventer stack for H2S service consisting of the following:

          1 -  Flex joint;
          2 - Annular, 18-3/4" bore, 5,000 psi WP, with stainless steel lined ring grooves;
          1 - LMRP connector, 18-3/4", 5,000 psi WP, complete with "AX" gasket, stainless steel lined ring grooves, secondary release and riser stab assembly unit.
          1 -  Double 18-3/4" 10,000 psi WP ram preventer with four
               3-1/8", 10,000 psi WP outlets with ram locks; all
               ring grooves stainless steel lined;
          1 - Double 18-3/4" psi 10,000 psi WP ram preventer with four 3-1/8" 10,000 psi WP outlets with ram locks; all ring grooves stainless steel lined.

         Chambers can be fitted with any of the following blocks:

          3 -  Each sets 5" ram blocks;
          1 -  Each set shear ram blocks;
          1 -  Each set 2-7/8" - 5" variable ram blocks;
          2 -  Each sets 3-1/2" ram blocks.

         1 - Wellhead connector, hydraulic, 18-3/4" 10,000 psi WP with "AX" gasket, stainless steel lined ring grooves and secondary release.

     BOP Kill and Choke Line

         Master Valves

         3 - 10,000 psi WP 3-1/8" right angle gate valves with Failsafe hydraulic operators, with stainless steel lined ring grooves.


         Operating Valves

         3 - 10,000 psi WP 3-1/8" straight through valves with Failsafe hydraulic operators, with stainless steel lined ring grooves.

         Outlet Location

         - Choke line outlet #1 between wellhead and first set of rams; choke line outlet #2 between two doubles.
         - Kill line outlet below second set of rams from wellhead;
         - All other outlets to be machine bored and capped with blind flanges.

         BOP Choke and Kill Lines

         Gooseneck 10,000 psi WP with termination sub 180 with 3-
         1/2" 10,000 psi connections.

         Flex Joint Jumper Connections

         3-1/2" ID 10,000 psi WP

     Marine Riser

     1,500 - 21" OD x 0.50 in. wall, with Vetco MR-6 connector ends or equivalent with two 3-1/2" kill and choke lines with floatation or tensioning capacity to meet mud program.

     Slip Joints

     1 - 21" nominal, 50' stroke with remote pressure operated seal.

     Choke and Kill Hoses

     2 -  Each 3" ID x 60' long, 10,000 psi WP.



     Marine Riser Tensioning System

     (additional tensioners or riser bouyancy may be required)

     6 - 80,000 lb. (equal 480,000 lbs) tensioning units designed for 40' line travel and maximum line load capacity of 80,000 lb. tension per line; air reservoirs for cylinders will be manifolded to allow taking one unit out of service without affecting operation of the other;
     6 - Sheaves, diameters 52" for use with 6 X 37 X 1-3/4" diameter wire.

     Guideline Tensioning System

     4 - 6,000 lb. guideline tensioning units, each with 40' line travel and maximum load capacity of 16,000 pounds; air reservoirs will be manifolded to allow taking one unit out of service without affecting operations of others;
     4 -  Sheaves, diameters 28" for use with 3/4" wire;
     4 -  3/4" wire guidelines.

     Television is run on two of the guidelines.

     Pod Line Tensioning System

     2 -  Each 16,000 lb. guideline tensioners, as above.

     Air System for Tensioners and Compensator

     Consisting of three air compressor/air dryer units (TEFC) motor, 15 HP, 440 VAC, 60 Hz, 3 Phase; 10 air pressure vessels, 187 gallons, 3,500 psi WP, internally epoxy coated with relief, shutoff and drain valves, USCG approved.

     BOP Accumulator Unit

     Air-electric powered accumulator unit meeting API standards comprising:

     2 - Air operated pumps (3.5 gpm at 3,000 psi with 120 psi air pressure);
     2 - Electric driven 40 HP triplex pumps each with 40 GPM output at 3,000 psi;
     1 - 500 gallon mixed fluid reservoir with automatic fluid control and sight glass;
     1 -  100 gallon soluble oil reservoir with sight glass;
     1 - Hydraulic fluid mixing system capable of mixing fluid at rate of 60 GPM;

     1 -  Low level alarms for fluid reservoirs.

         - BOP accumulator capacity of seventy-four 11 gallon 3,000 psi WP separator accumulators;
         - BOP subsea accumulator capacity on the BOP stack consists of sixteen 11 gallon 3,000 psi separator accumulators.

        2 - Nominal 11 gallon separator accumulator bottles for stripping installed on the closing side of bag preventers.

         - Hydraulic supply to diverter control system with two 11 gallon separator accumulators;
         -      Emergency battery power pack.

        Blowout Preventer Control Panels

         -      Master control (explosion proof) panel located on
                rig floor adjacent to driller's console;
         -      Remote control panel located in toolpushers's
                office and completely redundant;
         -      Complete manual control at accumulator unit;
         -      All control panels graphically illustrated.

        Hydraulic Control Hose

        2 - Each Synflex hose, approximately 1,800' long, containing one each 1" power lines and 41-3/16" pilot lines (approximately);
        2 - Each self-powered hose reels of sufficient capacity to store 2,000' hose bundle with selected live functions for running BOP stack;
                Hose sheathing of polyurethane;
        2 - Retrievable control pods consisting of the following:

             Male pod, upper female, lower female and guide frame; SPM valves, subsea regulators,and shuttle valves
        Choke Manifold

         - 3" 10,000 psi WP choke manifold; includes two power chokes with one adjustable choke (all bends made with lead target tees); suitable for H 2S service;
         - Choke and kill line piping from moonpool area to manifold designed for 10,000 psi WP;
         - The manifold can be split and pressure on each side monitored independently at the remote choke panel.

        Surface BOP Test Unit

        BOP Test pump with chart recording pressure gauge, 15,000 psi maximum pressure.

        Handling System

        BOP transporter or bridge crane system for handling BOP in single or two pieces.

        Cementing Unit Services

        Cementing unit, 10,000 psi provided on "free placement" basis by cementing contractor consisting of two diesel driven triplex cement pumps.